Exhibit 32.2


                              CERTIFICATION OF THE
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Boston Gas Company (the "Corporation") for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph F. Bodanza, Senior Vice President and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                     /s/ Joseph F. Bodanza
                                                     ---------------------
                                              Name:  Joseph F. Bodanza
                                              Title: Senior Vice President and
                                                     Chief Financial Officer
                                              Date:  August 13, 2003


Note: A signed original of this written statement required by Section 906 has been provided to Boston Gas Company and will be retained by Boston Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.